HIGH POINT CENTRE

OFFICE LEASE AGREEMENT

Between

DALLAS HIGH POINT CENTRE ASSOCIATES, LTD.,
a Texas limited partnership,
as Landlord,

And

Aces Wired, Inc.

A Nevada corporation,
As Tenant

TABLE OF CONTENTS

LEASE AGREEMENT

1. DEFINITIONS AND BASIC PROVISIONS.

A.	Date of Lease:	September __, 2006
B.	"Landlord":	Dallas High Point Centre Associates, Ltd., a Texas limited partnership
C.	Address of Landlord:	12225 Greenville Avenue Lock Box 135 Dallas, Texas 75243
D.	"Tenant":	Aces Wired, Inc. a Nevada corporation
E.	Address of Tenant:	12225 Greenville Avenue Suite 861 Dallas, TX 75243

F. "Building": The structure commonly known as High Point Centre and which is located on the 6.199 acre tract of land (the "Land") described by metes and bounds on Exhibit B attached hereto and made a part hereof all purposes.

G. "Leased Premises": Approximately 4,699 square feet of rentable area on the 8th floor of the Building, as outlined and hatched on the floor plan attached hereto as Exhibit A and made a part hereof for all purposes. The Leased Premises shall be known as Suite No. 861.

On each floor of the Building on which the entire space rentable to tenants is or will be leased to one (1) tenant, the term "rentable area" for such floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer walls of the Building, excluding any major vertical penetrations of the floor. No deductions shall be made for elevator lobbies, corridors, stairways, rest rooms, mechanical rooms, electric rooms, telephone closets, all vertical penetrations of the floor that are included for the special use of Tenant, columns, projections and other structural portions of the Building. On each floor of the Building on which the entire space rentable to tenants is or will be leased to more than one (1) tenant, the term "rentable area" for such floor shall be the sum of (i) the entire area included within the Leased Premises, being the area bounded by the interior of the exterior wall or walls of the Building, the exterior of all walls separating the Leased Premises from any public corridors or other public areas, and the centerline of all walls separating the Leased Premises from other areas leased or to be leased to other tenants, and (ii) a pro rata portion of the area covered by the elevator lobbies, corridors, stairways, rest rooms, mechanical rooms, electric rooms, columns and telephone closets situated on such floor. The rentable area within the Leased Premises shall be the number of square feet set forth in this Paragraph 1.G.

H. "Project": The Building, the parking facilities, parking garage and other structures, improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter, constructed or erected on the Land.

I. "Rentable area in the Project" shall be 238,193 square feet of rentable area, unless modified as provided herein.

J. "Commencement Date": October 1, 2006, or the date upon which the Premises shall be deemed substantially complete by the Architect, whichever shall occur latter. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Commencement Date hereof.

K. "Term": Commencing on the Commencement Date and ending 3 years and 3 months after the Commencement Date, plus any partial calendar month following the Commencement Date, unless sooner terminated as provided herein.

L. "Base Rental": Tenant shall pay to Landlord, as Base Rental, the amounts set forth in the following schedule:

Lease Period	Months	Annual Base Rental	Monthly Base Rental
Months 1-3	3	-0-	-0-
Months 4-15	12	$65,786.00	$5,482.17
Months 16-27	12	$70,485.00	$5,873.75
Months 28-39	12	$75,184.00	$6,265.33

The Base Rental shall be due and payable in equal monthly installments on the first day of each calendar month, monthly in advance, without demand and without setoff or deduction whatsoever. The term "Lease Year" is defined to mean twelve (12) consecutive calendar months, the first Lease Year to commence on (i) the Commencement Date, if such date is the first day of any month, or (ii) the first day of the month following the month during which the Commencement Date occurs, if the Commencement Date is not the first day of any month. The portion of the Lease Term prior to the first Lease Year shall be treated for all purposes hereunder as part of the first Lease Year.

M. "Prepaid Rental": $5,482.17, for the fourth (4th) full calendar month of the first (1st) Lease Year.

N. "Security Deposit": $6,265.33.

O. "Permitted Use": The Leased Premises shall be used only for office purposes.

P. "Common Area": That part of the Project designated by Landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, service corridors, curbs, truck ways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors' closets, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.

Q. "Prime Rate": The rate announced as such from time to time by Chase Manhattan Bank, N.A., or its successors, at its principal office.

R. "Broker": MTA Management, Inc., and CB Richard Ellis, Inc

S. "Parking": Twelve (16) parking spaces in the garage attached to the Building, subject to the terms, covenants and conditions specified in Paragraph 25 hereof. None of the aforementioned parking spaces shall be reserved parking spaces. In the event Tenant leases additional space in the Building, Tenant shall be entitled to one (1) non-reserved parking space in the garage attached to the Building for every 333 rentable square feet of additional space leased, subject to the terms, covenants and conditions specified in Paragraph 25 hereof.

T. "Base Operating Expenses Rate": The Actual Operating Expenses Rate for the calendar year 2007. Notwithstanding any provision to the contrary, it is agreed that if the Project is not fully occupied during the calendar year 2007, an adjustment shall be made in computing the Actual Operating Expenses Rate for the calendar year 2007 so that the Actual Operating Expenses Rate is computed as though the Project had been fully occupied during the calendar year 2007.

Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

2. GRANTING CLAUSE. Landlord, in consideration of the covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant, and Tenant does hereby lease from Landlord, the Leased Premises specified in Paragraph 1.G. hereof to have and to hold for the Term of this Lease, as specified in Paragraph 1.K. hereof.

3. EARLY OCCUPANCY. Any occupancy of the Leased Premises by Tenant prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of rental and other charges.

If this Lease is executed before the Leased Premises becomes vacant, or if any present tenant or occupant of the Leased Premises holds over and Landlord cannot acquire possession thereof prior to the Commencement Date, Landlord shall not be deemed in default hereunder, and Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same and, in such event, the date of such tender by Landlord shall be deemed to be the Commencement Date, and Landlord hereby waives the payment of rental and other charges covering any period prior to the date of such tender.

4. RENTAL. As rental for the lease and use of the Leased Premises, Tenant will pay Landlord or Landlord's assigns, at the address of Landlord specified in Paragraph 1.C. hereof, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein in Paragraph 8 hereof and Paragraph 15 hereof), the Base Rental in the manner specified in Paragraph 1.L. hereof, in lawful money of the United States. If the Term of this Lease does not commence on the first day of a calendar month, Tenant shall pay to Landlord in advance a pro rata part of such sum as rental for such first partial month. Tenant shall not pay any installment of rental more than one (1) month in advance. All past due installments of rental or other payment specified herein shall bear interest at the highest lawful rate per annum from the date due until paid.

If Tenant fails to timely pay three (3) consecutive installments of Base Rental, or other payment specified herein, or any combination thereof, Landlord may require Tenant to pay (in addition to any interest) Base Rental and other payments specified herein (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. Any amount so estimated by Landlord and paid by Tenant shall be adjusted promptly after actual figures become available and paid or credited to Landlord or Tenant, as the case may be.

5. USE. Tenant shall use the Leased Premises solely for the Permitted Use specified in Paragraph 1.O hereof and for no other business or purpose without the prior written consent of Landlord.

6. SERVICES TO BE PROVIDED BY LANDLORD.

A. Subject to the rules and regulations hereinafter referred to, Landlord shall furnish Tenant, at Landlord's expense, while Tenant is occupying the Leased Premises and is not in default hereunder, the following services during the Term of this Lease:

(1) Between the hours of 7:00 a.m. and 6:00 p.m. Mondays through Fridays and between the hours of 8:00 a.m. and 1:00 p.m. on Saturdays (except on legal holidays), overhead lighting, electrical power and air conditioning and heating in season at such temperatures and in such amounts as are considered by Landlord to be standard, but such services on Saturday afternoons, Sundays and holidays to be furnished only upon the request of Tenant, provided that Tenant shall pay to Landlord $45.00 per hour, in minimum increments of two (2) hours, per floor, upon receipt of a bill therefor. Tenant acknowledges that such service and temperature may be subject to change by local, county, state or federal regulation. Whenever machines or equipment that generate abnormal heat are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning in the Leased Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord as additional rental upon demand.

(2) Water at those points of supply provided for general use.

(3) Janitor service in and about the Building, and the Leased Premises, in substantial accordance with the janitorial specifications attached hereto as Exhibit H; however, Tenant shall pay the additional costs attributable to the cleaning of improvements within the Leased Premises other than building standard improvements.

(4) Elevators for ingress to and egress from the Building as may in the judgment of Landlord be reasonably required. Landlord may reasonably limit the number of elevators in operation after usual and customary business hours and on Saturday afternoons, Sundays and legal holidays.

(5) Proper facilities to furnish sufficient electrical power for building standard lighting, typewriters, dictating equipment, calculating machines and other machines of similar low electrical consumption, but not including electricity required for special lighting in excess of building standard, or any other item of electrical equipment which singly consumes more than 0.25 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase. Tenant shall pay to Landlord, monthly as billed, such charges as may be separately metered for any electrical service to the Leased Premises. Landlord shall have the right at any time and from time to time during the Term of this Lease to install equipment within the Leased Premises for the purpose of measuring or estimating Tenant's electrical usage therein.

(6) Replacement of fluorescent lamps in building standard ceiling mounted fixtures installed by Landlord and incandescent bulb replacement in all public areas.

B. No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or the Building or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rental) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence during normal business hours to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant's fault.
Notwithstanding the foregoing, in the event that any interruption of services materially impairs Tenant's normal business operations in the Leased Premises and if such interruption shall continue for a period in excess of three (3) business days, then Tenant's Base Rental obligation hereunder shall abate for such period which exceeds three (3) business days; provided, however, that such rental abatement shall be on a pro rata basis to reflect only that portion of the Leased Premises affected by the interruption of services. In the event that any interruption of services materially impairs Tenant's normal business operations in the Leased Premises and if such interruption shall continue for a period in excess of forty-five (45) business days, then Tenant shall have the right but not the obligation to terminate this Lease, in which event Landlord and Tenant shall have no further obligations hereunder. The abatement of rent and right to terminate provided for in this paragraph shall not be applicable in the case of any interruption or malfunction resulting from the electrical utility company's (or any governmental agency providing such electrical service) reduction or elimination of electrical service to the Building provided such interruption, reduction or elimination is not due to Landlord's failure to make payment for such service, Landlord's failure to comply with or perform its contractual obligations, or Landlord's failure to comply with existing applicable rules or regulations.

C. Should Tenant desire any additional services beyond those described in Paragraph 6.A. hereof or rendition of any of such services outside the normal times of Landlord for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus reasonable overhead for the additional services provided.

7. REPAIR AND MAINTENANCE.

A. Landlord shall, at Landlord's own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building and equipment used to provide the services referred to in Paragraph 6 hereof, unless any such damage is caused in whole or in part by acts or omissions of Tenant, or Tenant's agents, employees or invitees, in which event Tenant shall bear the cost of such repairs. Tenant shall promptly give Landlord notice of any damage in the Leased Premises requiring repair by Landlord, as aforesaid.

B. Tenant shall not in any manner deface or injure the Leased Premises or the Building but shall maintain the Leased Premises, including, without limitation, all fixtures installed by Tenant and all plate glass, walls, carpeting and other floor covering placed or found therein, in a clean, attractive, first-class condition and in good repair, except as to (i) damage required to be repaired by Landlord, as provided in Paragraph 7.A. hereof, and (ii) ordinary wear and tear. Upon the expiration of the Term of this Lease, Tenant shall surrender and deliver up the Leased Premises with all improvements located thereon (except as provided in Paragraph 11.B. hereof) to Landlord broom-clean and in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant, failing which Landlord, upon notification to Tenant, may restore the Leased Premises to such condition, and Tenant shall pay the reasonable cost thereof.

C. This Paragraph 7 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Paragraph 8 hereof shall apply), or damage resulting from an eminent domain taking (as to which Paragraph 15 hereof shall apply).

8. FIRE AND OTHER CASUALTY.

A. If at any time during the Term of this Lease, the Leased Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises and the Building to substantially the same condition in which they existed immediately prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been installed by Tenant or other tenants within the Building.

B. In the event that the Leased Premises shall be damaged or destroyed by fire or other casualty, or a portion of the Building is damaged or destroyed by fire or other casualty, so as to materially impair the use and occupancy by Tenant of the Leased Premises, then Landlord shall be obligated to provide written notice (the "Restoration Notice") to Tenant within thirty (30) days of such event of casualty stating a good faith estimate of the period of time (the "Stated Restoration Period") which shall be required for the repair and restoration of the Leased Premises and/or the Building. Tenant shall have the right, at its election, to terminate the Lease if either (i) the Stated Restoration Period shall be in excess of one-hundred twenty (120) days following the event of casualty and Tenant terminates this Lease with written notice thereof to Landlord within ten (10) days following delivery of the Restoration Notice, or (ii) Landlord shall fail to substantially complete the repair and restoration of the Leased Premises or the Building within the Stated Restoration Period (subject to extension as provided in Paragraph 33.T. of this Lease) and Tenant delivers written notice of such termination to Landlord within ten (10) days following the expiration of the restoration deadline.

C. In any of the aforesaid circumstances, rental shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant in the ordinary conduct of Tenant's business. If Landlord has elected to repair and restore the Leased Premises, this Lease shall continue in full force and effect and such repairs shall be made within a reasonable time thereafter, subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rental (unaccrued as of the date of damage or destruction) less any sum then owing Landlord by Tenant. If Landlord has elected to repair and reconstruct the Leased Premises, then the Term of this Lease shall be extended by a period of time equal to the period of such repair and reconstruction. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises shall be for the sole benefit of the party carrying such insurance under its control, and it is understood that Landlord shall in no event be obligated to carry insurance on Tenant's contents.

9. COMPLIANCE WITH LAWS AND USAGE. Tenant, at Tenant's own expense, (a) shall comply with all federal, state, municipal, fire underwriting and other laws, ordinances, orders, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant, (b) shall not engage in any activity which would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, at Landlord's option, Tenant shall pay any such increase to Landlord immediately upon demand as additional rental in the event of such rate increase by reason of such activity), (c) shall not commit, and shall cause Tenant's agents, employees and invitees not to commit, any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building, (d) shall not commit or permit waste in the Leased Premises or the Building, (e) shall comply with rules and regulations from time to time promulgated by Landlord applicable to the Leased Premises and/or the Building, (f) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval, and (g) shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose other than the Permitted Use specified in Paragraph 1.O. hereof. If a controversy arises concerning Tenant's compliance with any federal, state, municipal or other laws, ordinances, orders, rules or regulations applicable to the Leased Premises and the business conducted therein by Tenant, Landlord may retain consultants of recognized standing to investigate Tenant's compliance. If it is determined that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all consulting and other costs incurred by Landlord in such investigation.

10. LIABILITY AND INDEMNITY.

A. Tenant agrees to indemnify and save Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, invitees or contractors, or arising from any injury to any person or damage to the property of any person occurring during the Term of this Lease in or about the Leased Premises. Tenant agrees to use and occupy the Leased Premises and other facilities of the Building at Tenant's own risk and hereby releases Landlord, Landlord's agents or employees, from all claims for any damage or injury to the full extent permitted by law.

B. Tenant waives any and all rights of recovery, claim, action, or cause of action, against Landlord, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements

thereto, or the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Landlord, its agents, officers, or employees, and Tenant covenants that no insurer shall hold any right of subrogation against Landlord and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation.

C. Tenant, to the extent permitted by law, waives all claims Tenant may have against Landlord, and against Landlord's agents and employees for injury to person or damage to or loss of property sustained by Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Building or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Building or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Building or of any other person, unless such damage is a result of the gross negligence of Landlord, or Landlord's agents or employees. If any damage results from any act or neglect of Tenant, Landlord may, at Landlord's option, repair such damage, and Tenant shall thereupon pay to Landlord the total cost of such repair. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Building shall be there at the risk of Tenant or of such other person only, and Landlord, Landlord's agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft or misappropriation is a result of the gross negligence of Landlord or Landlord's agents or employees. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including reasonable attorneys' fees) for injuries to all persons and for damage to or loss of property occurring in or about the Building, due to any act or negligence or default under this Lease by Tenant, Tenant's contractors, agents or employees.

11. ADDITIONS AND FIXTURES.

A. Tenant will make no alteration, change, improvement, repair, replacement or physical addition (herein collectively referred to as "Installations") in or to the Leased Premises without the prior written consent of Landlord, if any such Installations would (i) affect structural or load bearing portions of the Leased Premises, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase in Tenant's usage of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Leased Premises or the Building, (v) affect areas of the Leased Premises which can be viewed from common areas or (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms, and interior glass partitions). As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If such prior written consent of Landlord is granted, the work in such connection shall be at Tenant's expense but by workmen of Landlord or by workmen and contractors approved in advance in writing by Landlord and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by Landlord. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant's contractors, laborers, materialmen and others furnishing labor or materials for Tenant's job working in harmony and not interfering with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant's work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant may be withdrawn at any time upon written notice to Tenant.

B. Tenant, if Tenant so elects, may remove Tenant's trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (i) such removal is made prior to the expiration of the Term of this Lease, (ii) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal, and (iii) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord, shall be in good condition, normal wear and tear excepted, and shall remain upon and be surrendered with the Leased Premises as part thereof at the expiration of the Term of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to the termination of this Lease, remove in a good and workmanlike manner any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage occasioned by such removal.

12. ASSIGNMENT AND SUBLETTING.

A. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof to any entity other than an Affiliate (hereinafter defined), or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises without the prior express written permission of Landlord, which permission shall not be unreasonably withheld or delayed, and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect. Tenant may however, without the prior written consent of Landlord, but only after giving Landlord at least ten (10) days prior written notice, sublet the Leased Premises or any part thereof to an Affiliate of Tenant, or assign this Lease to an Affiliate of Tenant or permit occupancy of any portion of the Leased Premises by an Affiliate of Tenant. The term "Affiliate" shall mean (i) any corporation which, directly or indirectly controls, or is controlled by or is under common control with Tenant, or (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant or Tenant's parent corporation. For purposes of this paragraph, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise. For the purpose of this Paragraph 12.A. and without limiting the meaning of "Reasonable", Landlord shall be deemed to have reasonably withheld its permission to any sublease or assignment if the refusal is based on (i) Landlord's determination (in its sole discretion) that such subtenant or assignee would constitute a violation of an exclusive use provision granted to a tenant in the Building

or (ii) such sublease or assignment is not in form and substance reasonably satisfactory to Landlord. Tenant shall use its best efforts to deliver to Landlord two (2) references from prior landlords of such subtenant or assignee during the preceding ten (10) years, but in no event shall Tenant be required to deliver (x) more than two (2) such references or (y) any reference from prior landlords if such subtenant or assignee is a "Fortune 500" company at the time of the sublease or assignment. In the event Tenant requests Landlord's prior express permission as to any such assignment, sublease or other transaction, to any entity other than an Affiliate, Landlord shall have the right and option, as of the requested effective date of such assignment, sublease or other transaction (but no obligation), to cancel and terminate this Lease as to the portion of the Leased Premises with respect to which Landlord has been requested to permit such assignment, sublease or other transaction; and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. In the event of any such attempted assignment or attempted sublease, or should Tenant, in any other nature of transaction, permit or attempt to permit anyone to occupy the Leased Premises (or any portion thereof) without the prior express written permission of Landlord, Landlord shall thereupon have the right and option to cancel and terminate this Lease effective upon ten (10) days' notice to Tenant given by Landlord at any time thereafter either as to the entire Leased Premises or as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party's occupancy without Landlord's prior express written permission; and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

B. Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(1) In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefor along with Tenant; Tenant shall further cause such assignee to grant Landlord an express first and prior contract lien and security interest in the manner hereinafter stated as applicable to Tenant;

(2) A signed counterpart of all instruments relative thereto (executed by all parties to such transactions with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's prior express written permission thereto (it being understood that no such instrument shall be effective without the prior express written permission of Landlord);

(3) Tenant shall subordinate to Landlord's statutory lien and Landlord's aforesaid contract lien and security interest any liens or other rights which Tenant may claim with respect to any fixtures, equipment, goods, wares, merchandise or other property owned by or leased to the proposed assignee or sublessee or other party intending to occupy the Leased Premises;

(4) No usage of the Leased Premises different from the usage herein provided to be made by Tenant shall be permitted, and all other terms and provisions of this Lease shall continue to apply after any such transaction;

(5) In any case where Landlord consents to an assignment, sublease, grant of a concession or license or mortgage, pledge or hypothecation of the leasehold, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all rental and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, sublessee, concessionaire, licensee or other transferee without demand upon or proceeding in any way against any other person; and

(6) In the event that the rental due and payable by a sublessee under any such permitted sublease (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided rental payable under this Lease or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case might be.

C. If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute an assignment for the purpose of this Lease; provided, however, that acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Act of 1933 or the merger of a corporate tenant into such a corporation, the stock of which is so registered, shall not itself be deemed to be a violation of Paragraph 12.A hereof. For purposes of this Paragraph 12.C, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

If Tenant is a general partnership having one (1) or more corporations as partners or if Tenant is a limited partnership having one (1) or more corporations as general partners, the provisions of the preceding paragraph of this Paragraph 12.C. shall apply to each of such corporations as if such corporation alone had been the Tenant hereunder.

If Tenant is a general partnership (whether or not having any corporations as partners) or if Tenant is a limited partnership (whether or not having any corporations as general partners), the transfer of the partnership interest or interests constituting a majority shall constitute an assignment for the purposes of this Lease.

D. Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned, or if the Leased Premises are subleased (whether in whole or in part), or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of

any concession or license within the Leased Premises without the prior express written permission of Landlord, or if the Leased Premises are occupied in whole or in part by anyone other than Tenant without the prior express written permission of Landlord, then Landlord may nevertheless collect rental and other charges from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionaire or licensee or other occupant and apply the net amount collected to the rental and other charges payable hereunder, but no such transaction or collection of rental and other charges or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of Tenant's covenants, duties and obligations hereunder.

13. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter placed upon the Leased Premises or upon the Building or any part thereof, and to any renewals, modifications, extensions and refinancing thereof, which might now or hereafter constitute a lien upon the Building or any part thereof, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Leased Premises, but Tenant agrees that any such ground lessor, mortgagee and/or beneficiary of any deed of trust or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Landlord's Mortgagee may deem appropriate in its discretion. Upon demand Tenant agrees to execute such further instruments subordinating this Lease, as Landlord may request, and such non-disturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in form satisfactory to Landlord's Mortgagee. In the event that Tenant shall fail to execute any such instrument within ten (10) days after requested, Tenant hereby irrevocably constitutes Landlord as Tenant's attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being stipulated by Landlord and Tenant that such agency is coupled with an interest in Landlord and is, accordingly, irrevocable. Upon foreclosure of the Building or upon acceptance of a deed in lieu of such foreclosure, Tenant hereby agrees to attorn to the new owner of such property after such foreclosure or acceptance of a deed in lieu of foreclosure, if so requested by such new owner of the Building. Landlord shall use its best efforts to secure a non-disturbance agreement on behalf of Tenant from Landlord's mortgagee within one-hundred eighty (180) days of the Commencement Date of this Lease.

14. OPERATING EXPENSES.

A. For purposes of this Paragraph 14, the following definitions and calculations shall apply:

(1) The term "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Project, determined on an accrual basis in accordance with generally accepted accounting principles, including, without limitation, the following:

(i) An allocation, so long as such allocation is made on a reasonable and consistent basis that fairly reflects the share of such costs attributable to the Building, of the salaries and wages of all employees, except those above the grade of property manager, engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto, provided such salaries and wages are not included in the management fees as defined below;

(ii) Cost of all supplies and materials used in the operation, maintenance and security of the Project;

(iii) Cost of all water, power and sewage service supplied to, and all heating, lighting, air-conditioning and ventilating of the Project, with the sole exception of electrical energy supplied to tenants of the Building at their respective premises and paid for by such tenants;

(iv) Cost of all maintenance and service agreements for the Project and the equipment therein, including, without limitation, alarm service, parking facilities, security (both on-site and off-site), janitorial service, landscaping, fire protection, sprinklers, window cleaning and elevator maintenance;

(v) Cost of all insurance relating to the Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord's personal property used in connection therewith;

(vi) All taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether they be levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined; provided, however, Operating Expenses shall not include taxes paid by tenants of the Project as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes;

(vii) Cost of repairs and general maintenance, including, without limitation, reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding (i) repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties and (ii) any and all repairs and/or modifications to the Building and Common Area performed by Landlord specifically to comply with the Americans with Disabilities Act of 1990;

(viii) Cost of capital improvement items, including installation thereof, which reduce Operating Expenses;

(ix) Reasonable management fees paid by Landlord to third parties or to management companies owned by, or management divisions of, Landlord, not to exceed the then prevailing market rate for the management of high quality class A office buildings comparable to the Project; and

(x) The term "Operating Expenses" shall include the cost of electrical energy supplied to the Project and to tenants of the Building..

To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects.

(2) The term "Base Operating Expenses Rate" is stipulated to be the rate specified in Paragraph 1.T. hereof per square foot or rentable area in the Leased Premises.

(3) The term "Actual Operating Expenses" shall mean, with respect to each calendar year during the Term of this Lease, the actual Operating Expenses for such year. The term "Actual Operating Expenses Rate" shall mean, with respect to each calendar year during the Term of this Lease, the Actual Operating Expenses attributable to each square foot of rentable area in the Project, and shall be calculated by dividing the Actual Operating Expenses by the total number of square feet of rentable area in the Project, as specified in Paragraph 1.I. hereof. The term "Tenant's Proportionate Share of Actual Operating Expenses" shall mean, with respect to each calendar year during the Term of this Lease, an amount equal to the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Actual Operating Expenses Rate, multiplied by (ii) the weighted average number of square feet of rentable area in the Leased Premises in such year; provided, however, if the Actual Operating Expenses Rate is determined on the basis of a partial calendar year, then in making the foregoing calculation, the Base Operating Expenses Rate shall be multiplied by a fraction, the numerator of which is the number of days in such partial calendar year and the denominator of which is 365, and the foregoing weighted average shall be calculated only on the basis of the portion of such calendar year covered by the Term of this Lease.

For example, if the Actual Operating Expenses Rate for a calendar year is $3.20 and the Base Operating Expenses Rate is $3.00, and the Leased Premises contains 19,000 square feet of rentable area during the entire calendar year, Tenant's Proportionate Share of Actual Operating Expenses is $3,800.00, calculated as follows: ($3.20 - $3.00) x 19,000 = $3,800.00.

(4) Excess Services. No equipment may be used that requires or uses electricity in excess of the rated voltage and current loads of the outlets, circuits, and other electrical equipment initially installed in the Premises as part of the Tenant Improvements, and Landlord may enter the Premises and disconnect such equipment immediately without prior notice to Tenant. If any type or quantity of equipment in the Premises consumes electrical power in an amount per square foot of Usable Area that is materially in excess of the amount of electrical power per square foot of Usable Area normally consumed in ordinary general office occupancy of the Building, Landlord may require Tenant to cease using such equipment within thirty (30) days after written notice from Landlord. If Tenant fails to do so, Landlord may elect to install supplemental metering equipment, in which case Tenant must pay the following costs to Landlord from time to time on written demand: (i) the cost of the supplemental equipment and its design and installation plus a Building standard charge to compensate Landlord for the additional administrative burden; (ii) the cost of maintenance, replacement, and repair of the supplemental equipment plus a Building standard charge to compensate Landlord for the additional administrative burden; and (iii) metered costs of electrical power consumed in excess of that included in Utilities Costs, plus actual costs of accounting and billing therefor.

B. If the Actual Operating Expenses Rate during any calendar year is greater than the Base Operating Expenses Rate, Tenant shall be obligated to pay to Landlord as additional rental an amount equal to Tenant's Proportionate Share of Actual Operating Expenses. To implement the foregoing, Landlord shall provide to Tenant within ninety (90) days (or as soon thereafter as reasonably possible) after the end of the calendar year in which the Commencement Date occurs, a statement of the Actual Operating Expenses for such calendar year, the Actual Operating Expenses Rate for such calendar year, and Tenant's Proportionate Share of Actual Operating Expenses. If the Actual Operating Expenses Rate for such calendar year exceeds the Base Operating Expenses Rate, Tenant shall pay to Landlord, within thirty (30) days after Tenant's receipt of such statement, an amount equal to Tenant's Proportionate Share of Actual Operating Expenses for such calendar year.

C. Beginning with the Commencement Date of this Lease (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of the projected annual Operating Expenses per square foot of rentable area in the Project (the "Projected Operating Expenses Rate"). Tenant shall pay to Landlord on the first day of each month an amount (the "Projected Operating Expenses Installment") equal to one-twelfth (1/12) of the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Projected Operating Expenses Rate for such calendar year, multiplied by (ii) the number of square feet of rentable area in the Leased Premises on the first day of the prior month. Until Tenant has received the statement of the Projected Operating Expenses Rate from Landlord, Tenant shall continue to pay Projected Operating Expenses Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Upon Tenant's receipt of such statement of the Projected Operating Expenses Rate, Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant prior to receiving such statement and the amount payable by Tenant as set forth in such statement. Landlord shall provide Tenant a statement, prepared by a certified public accountant (who may be an employee of Landlord), within ninety (90) days (or as soon thereafter as reasonably possible) after the end of each calendar year, showing the Actual Operating Expenses Rate as compared to the Projected Operating Expenses Rate for such calendar year. If Tenant's Proportionate Share of Actual Operating Expenses for such calendar year exceeds the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. If Tenant's Proportionate Share of Actual Operating Expenses for such calendar year is less than the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Landlord shall pay to Tenant, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. Landlord shall have the right from time to time during each calendar year to revise the Projected Operating Expenses Installments on the basis of the revised statement. If the Commencement Date of this Lease is not the first day of a calendar year, or the expiration or termination date of this Lease is not the last day

of a calendar year, then Tenant's Proportionate Share of Actual Operating Expenses shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease.

D. Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not fully occupied during any calendar year an adjustment shall be made in computing the Actual Operating Expenses for such year so that the Actual Operating Expenses are computed as though the Project had been fully occupied during such year.

E. Landlord agrees to keep books and records reflecting the Operating Expenses of the Project in accordance with generally accepted accounting principles. Tenant, at its expense, shall have the right, within six (6) months after receiving Landlord's statement of Actual Operating Expenses for a particular year, to audit Landlord's books and records relating to the Operating Expenses for such year if the Actual Operating Expenses Rate exceeds the Base Operating Expenses Rate; or, at Landlord's sole option, Landlord may provide such audit prepared by a certified public accountant selected by Landlord. If within such six (6) month period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of Actual Operating Expenses, Tenant shall be deemed to have approved such statement in all respects. Notwithstanding the foregoing, in the event Tenant audits Landlord's books and records relating to the Operating Expenses for a particular year and such audit reflects that Tenant's additional rent was overcharged in such year, and further provided Landlord agrees with such audit, Landlord shall allow a credit in the amount of such overcharge against the next accruing installments of rental. In the event any such audit reflects that Tenant's additional rent was overcharged by more than five percent (5%) in such year, and further provided Landlord agrees with such audit, Landlord shall reimburse Tenant for the reasonable costs of such audit.

15. EMINENT DOMAIN. If there shall be taken by exercise of the power of eminent domain during the Term of this Lease any part of the Leased Premises or the Building, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue this Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken, and Landlord shall repair any damage to the Leased Premises or the Building resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord without prejudice, however, to claims of Tenant against the condemning authority on account of the unamortized cost of leasehold improvements paid for by Tenant taken by the condemning authority. If this Lease should be terminated under any provision of this Paragraph 15, rental shall be payable up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unaccrued rental less any sum then owing by Tenant to Landlord.

16. ACCESS BY LANDLORD. Landlord, Landlord's agents and employees shall have access to and the right to enter upon any and all parts of the Leased Premises at any reasonable time (except in cases of emergency, defined to be any situation in which Landlord perceives imminent danger of injury to person and/or damage to or loss of property, in which case Landlord may enter upon any and all parts of the Leased Premises at any time) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Leased Premises to prospective purchasers or tenants or mortgage lenders (prospective or current) and for any other purpose deemed reasonable by Landlord, and Tenant shall not be entitled to any abatement or reduction of rental by reason thereof unless such entrance materially interferes with Tenant's ability to conduct business on the Leased Premises.

17. LANDLORD'S LIEN. In addition to any lien at Law, Tenant grants Landlord a lien and security interest on all property of Tenant now or hereafter located in the Premises (including proceeds thereof) to secure payment of the Rent and full performance of this Lease by Tenant. Landlord has all rights for the enforcement of such lien and security interest as are available under applicable Law, including without limitation, rights under the Uniform Commercial Code of the state where the Property is located and the right after a Tenant Default to sell the property so encumbered at a public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time of any public sale or of the time after which any private sale is to be made, at which sale Landlord may purchase unless otherwise prohibited by Law. Unless otherwise required by Law, and without excluding any other manner of giving Tenant reasonable notice, any requirement of reasonable notice will be met if notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds of any sale will be applied first to pay Landlord's costs and expenses of accomplishing the sale (including reasonable attorneys' fees and costs of litigation) and then to any other sums owing and unpaid to Landlord under this Lease. Tenant agrees to execute as debtor such financing statements as Landlord may reasonably request in order to perfect its security interest. Landlord, at its election at any time, may file a copy of this Lease (or a copy of the first page, this Section, and the signature page of this Lease) as a financing statement.

Notwithstanding the foregoing, Landlord agrees to subordinate its Landlord's Lien to the security interest of a bank or other lending institution, in connection with any indebtedness owed by Tenant. Such subordination shall be on a form reasonably acceptable to the bank or other lending institution.

18. DEFAULTS.

A. Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

(1) Failure or refusal by Tenant to pay rental or other payments hereunder upon the expiration of a period of ten (10) days following written notice to Tenant of such failure or refusal.

(2) Failure to perform or observe any covenant or condition of this Lease by Tenant to be performed or observed upon the expiration of a period of thirty (30) days (plus such additional reasonable period as may be required in the exercise by Tenant of due diligence) following written notice to Tenant of such failure.

(3) Abandonment or vacating of the Leased Premises or any significant portion thereof in conjunction with the failure to pay rent.

(4) The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

B. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord's option, in addition to all other rights and remedies given hereunder or by law or equity, do any one (1) or more of the following:

(1) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord.

(2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

(3) Alter locks and other security devices at the Leased Premises.

C. Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

D. In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Leased Premises for such period.

In the event that Landlord elects to terminate the Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Paragraph 18.D., Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 18.F. hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Paragraph 18.D. may be brought from time to time by Landlord during the aforesaid period, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

E. In the event that Landlord elects to repossess the Leased Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 18.F. hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Paragraph 18.E. may be brought from time to time, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease.

F. In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, in addition to any sum provided to be paid above: (i) the cost of removing and storing Tenant's or other occupant's property, (ii) the cost of repairing the Leased Premises, (iii) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees (iv) the cost of remodeling or altering the Leased Premises into a condition acceptable to a new tenant, and (v) the cost of brokerage fees or commissions incurred with reletting all or part of the Leased Premises. . Past due rental and other past due payments shall bear interest from maturity at the highest lawful rate per annum until paid.

G. In the event of termination or repossession of the Leased Premises for an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting; but Landlord shall have the option to relet or attempt to relet; and in the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period to any tenant and for any use and purpose.

H. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment

and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

I. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's possession of the Building and not thereafter.

The term "Landlord" shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner's ownership.

19. NONWAIVER. Neither acceptance of rental nor other payments by Landlord nor failure by Landlord to complain of any action, nonaction or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises. Neither acceptance of payments by Tenant nor failure by Tenant to complain of any action, nonaction or default of Landlord shall constitute a waiver of any of Tenant's rights hereunder. Waiver by Tenant of any right for any default of Landlord shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

20. HOLDING OVER. If Tenant should remain in possession of the Leased Premises after the expiration of the Term of this Lease, without the execution by Landlord and Tenant of a new lease or an extension of this Lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one and one-half (1/2) times the per day rental provided for the last month of the Term of this Lease, computed on the basis of a thirty (30) day month. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. If any property not belonging to Landlord remains at the Leased Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord.

21. COMMON AREA. The Common Area, as defined in Paragraph 1.P. hereof, shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as is consistent with the highest quality class A buildings in the immediate area. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect new structures or other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant's employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations provided such temporary closing does not unreasonably interfere with Tenant's ability to conduct business.

22. RULES AND REGULATIONS. Tenant, and Tenant's agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the Building which are attached hereto as Exhibit C and made a part hereof. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Leased Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant.

23. TAXES. Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Leased Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

24. INSURANCE. Tenant shall, at Tenant's expense, procure and maintain throughout the Term of this Lease a policy or policies of commercial general liability insurance (including contractual liability) and property damage insurance, issued by insurers of recognized responsibility, authorized to do business in the State in which the Building is located, insuring Tenant and Landlord against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises, the limits of such policy or policies to be in an amount of not less than $1,000,000 combined single limit with respect to any one (1) occurrence, and shall furnish evidence satisfactory to Landlord of the maintenance of such insurance. Tenant's liability insurance policy must name Landlord as

additional insured. Tenant shall obtain a written obligation on the part of each insurer to notify Landlord at least fifteen (15) days prior to modification or cancellation of such insurance. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least fifteen (15) days prior to the Commencement Date and at least fifteen (15) days prior to the expiration dates of each expiring policy, Landlord may, upon notice to Tenant, obtain such insurance as Landlord may reasonably require to protect Landlord's interest. The cost for such policies shall be paid by Tenant to Landlord as additional rental upon demand plus an administrative charge as determined by Landlord.

25. PARKING. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the number of parking spaces specified in Paragraph 1.S. hereof in the parking facility from time to time associated with the Building. Tenant may not increase or decrease such number of parking spaces without the prior written consent of Landlord. Tenant agrees to comply with such reasonable rules and regulations as may be promulgated from time to time for the use of such parking facility, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas to the exclusion of other spaces or areas. Parking spaces will be unassigned, provided that Landlord may at any time assign parking spaces. All parking spaces are available to Tenant and its customers, guests and employees on a first come, first use basis, except that no Tenant or employee of Tenant shall park in any space specifically marked "Visitors Only", "Customers Only", or "Reserved".

Tenant shall be provided _0_ reserved parking spaces to be assigned to Landlord, at the current prevailing monthly rate of $75.00 per space. Such charges will be paid in addition to and construed as "base rental" and shall be subject to all of the same terms and conditions as described herein.

Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, Tenant's employees and agents. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles, or contents therein, in or about such parking facility. During temporary periods of construction or repair, Landlord shall use Landlord's best efforts to provide suitable substitute parking facilities in reasonable proximity to the Building; provided, however, if for any reason Landlord fails or is unable to provide suitable substitute parking facilities in reasonable proximity to the Building, Landlord shall not be deemed to be in default hereunder.

26. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and in the Land, and neither Landlord, nor any party comprising Landlord, shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

27. NOTICE. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (including commercially recognized messenger and express mail service) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, if for Landlord, to the Building office and at the address specified in Paragraph 1.C. hereof, or if for Tenant, to the Leased Premises and at the address specified in Paragraph 1.E. hereof, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given when delivered (if delivered by hand) or, whether actually received or not, when postmarked (if sent by mail). If the term "Tenant" as used in this Lease refers to more than one (1) person and/or entity, any notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant.

28. LANDLORD'S MORTGAGEE. If the Building and/or Leased Premises are at any time subject to a ground lease, mortgage, deed of trust or other lien, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee (provided Landlord or Landlord's Mortgagee shall have advised Tenant of the name and address of Landlord's Mortgagee) and each Landlord's Mortgagee shall have the right (but no obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

29. BROKERAGE. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Paragraph 1.R. hereof. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Paragraph 1.R. hereof, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 29 shall survive the termination of this Lease.

30. PREPAID RENTAL AND SECURITY DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the sum stated in Paragraph 1.M. hereof to be applied to the accruing monthly installments of rental stated in Paragraph 1.M. Landlord further acknowledges receipt from Tenant of a Security Deposit in the amount stated in Paragraph 1.N. hereof to be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. The Security Deposit shall be held by Landlord without liability to Tenant for interest, and Landlord may commingle such deposit with any other funds held by Landlord. If Tenant should be late in the making of any payment of rental or other sum due under this Lease, Tenant agrees that, upon request of Landlord, Tenant will increase forthwith the amount of the Security Deposit to a sum double the existing amount thereof. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use such fund to the extent necessary to make good any arrears of rental and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount thereof immediately prior to such

application. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease; provided, however, Landlord shall have the right to retain and expend such remaining balance for cleaning and repairing the Leased Premises if Tenant shall fail to deliver up the same at the expiration or earlier termination of this Lease in the condition required by the provisions of this Lease. If Landlord transfers Landlord's interest in the Leased Premises during the Term of this Lease (including any renewal thereof), Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

31. SPRINKLERS. If there now is or shall be installed in the Building a sprinkler system, and such system or any of its components shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at Tenant's own expense; and if the Board of Fire Underwriters or any bureau, department or official of the state or local government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the Leased Premises, or for any other reason, or if any such changes, modifications alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

32. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Leased Premises that will produce any Hazardous Substance; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances; (iii) no portion of the Leased Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not spill, release, or dispose of any Hazardous Substances in, on, or under the Leased Premises; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Leased Premises, and if so brought thereon, then the same shall be immediately removed with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the Leased Premises for the purpose of ensuring compliance with all Environmental Laws; provided, however, Tenant may bring onto the Leased Premises reasonable quantities of the substances identified in Exhibit I attached hereto so long as (i) such substances are necessary for the operation of Tenant's business and are within the Permitted Use of the Leased Premises and (ii) any such substances are used and handled in accordance with Environmental Laws, as such term is defined herein. If Tenant so contaminates the Leased Premises, then Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Tenant's failure to comply with this Paragraph 32 and/or the presence of Hazardous Substances in or on the Leased Premises. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

33. MISCELLANEOUS.

A. Provided Tenant complies with Tenant's covenants, duties and obligations hereunder, Tenant shall quietly have, hold and enjoy the Leased Premises subject to the terms and provisions of this Lease.

B. In any circumstance where Landlord is permitted to enter upon the Leased Premises during the Term of this Lease, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Leased Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises that may be required or utilized in connection with such entry by Landlord.

C. *Intentionally deleted.*

D. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative, and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one (1) party ("first party") is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and the decision whether or not to grant such consent or permission shall not be unreasonably delayed or withheld unless the delay or withholding of such consent or permission was prudent or reasonable or based on good cause.

E. In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

F. The obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or

reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rental and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

G. Under no circumstances whatsoever shall Landlord or Tenant ever be liable hereunder for consequential damages or special damages.

H. Landlord retains the exclusive right to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass, which Landlord deems necessary without the prior consent of Tenant and Landlord shall use reasonable efforts not to interfere with Tenant's use of the Leased Premises.

I. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in the county in which the Building is located.

J. The laws of the State in which the Building is located shall govern the interpretation, validity, performance and enforcement of this Lease.

K. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term of this Lease, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such invalidity is, in the sole determination of Landlord, essential to the rights of both parties, in which event Landlord has the right to terminate this Lease on written notice to Tenant.

L. Tenant waives the benefits of all existing and future rental control legislation and statutes and similar governmental rules and regulations, whether in time of war or not, to the extent permitted by law. In the event that any law, decision, rule or regulation of any governmental body having jurisdiction shall have the effect of limiting for any period of time the amount of rental or other charges payable by Tenant to any amount less than that otherwise provided pursuant to this Lease, the following amounts shall nevertheless be payable to Landlord: (i) throughout such period of limitation, Tenant shall remain liable for the maximum amount of rental and other charges which are legally payable (without regard to any limitation to the amount thereof expressed in this Lease except that all amounts payable by reason of this Paragraph 33.L. shall not in the aggregate exceed the total of all amounts which would otherwise be payable by Tenant pursuant to the terms of this Lease for the period of limitation), (ii) at the termination of such period of limitation, Tenant shall pay to Landlord, on demand but only to the extent legally collectible by Landlord, any amounts which would have been due from Tenant during the period of limitation but which were not paid because of such limiting law, decision, rule or regulation, and (iii) for the remainder of the Term of this Lease following the period of limitation, Tenant shall pay to Landlord all amounts due for such portion of the Term of this Lease in accordance with the terms hereof calculated as though there had been no intervening period of limitation.

M. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Leased Premises, and any emergency statutory or any other statutory remedy.

N. Landlord expressly reserves the right, at Landlord's sole cost and expense, to remove Tenant from the Leased Premises and to relocate Tenant in some other space (the "New Premises") of Landlord's choosing of approximately the same dimensions and size within the Building or any other office building now or hereafter placed, constructed or erected on the tract of land which is described on Exhibit B, which other space shall be decorated by Landlord at Landlord's sole cost and expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and materials from the Leased Premises, or other materials, so that the New Premises shall be comparable in its interior design and decoration to the Leased Premises; provided, however, that if Landlord exercises Landlord's election to remove and relocate Tenant in the New Premises, which is at that time leasing for a higher rate of Base Rental, then Tenant shall not be required to pay the difference between the Base Rental of the Leased Premises and the higher Base Rental of the New Premises; provided further, that if Tenant is removed and relocated to the New Premises which is then leasing at a Base Rental less than the Base Rental of the Leased Premises at the time, Tenant's Base Rental shall be reduced to the Base Rental then being charged for the New Premises. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or obligation to pay any additional rental due by reason of any of the other provisions of this Lease, which provisions shall be applied to the New Premises. Tenant agrees that Landlord's exercise of Landlord's election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the rental and perform the covenants and agreements hereunder for the full Term of this Lease. In the event of any such relocation, this Lease shall continue in full force and effect with no change in the terms, covenants or conditions hereof other than (i) the substitution of the New Premises for the Leased Premises specified in Paragraph 1.G. hereof, and (ii) the reduction of Base Rental from the amount specified in Paragraph 1.L. hereof, as provided above, in the event that the New Premises is leasing at a Base Rental less than the Base Rental for the Leased Premises at the time of such relocation. Upon request from Landlord, Tenant shall execute an amendment to this Lease reflecting the aforesaid changes.

O. No receipt of money by Landlord from Tenant after the expiration of the Term of this Lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

P. In the event of variation or discrepancy, Landlord's original copy of the Lease shall control.

Q. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The headings of the Paragraphs of this Lease have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Lease.

R. Tenant agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord a statement in recordable form certifying (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as so modified), (ii) the dates to which rental and other charges payable under this Lease have been paid, and (iii) that Landlord is not in default hereunder (or, if Landlord is in default, specifying the nature of such default). Tenant further agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant's receipt of any notice of assignment of this Lease by Landlord.

S. In no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Leased Premises or the Building for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Any mechanic's lien filed against the Leased Premised or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within ten (10) days after the filing of the lien.

T. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, and delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

U. This Lease shall not be recorded by either party without the consent of the other.

V. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of the computation of rental, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

W. Whenever it is provided herein that a monetary sum shall be due to Landlord together with interest at the highest lawful rate, if at such time there shall be no highest rate prescribed by applicable law, interest shall be due at the rate of two percent (2%) in excess of Prime Rate as defined in Paragraph 1.Q. hereof.

X. Tenant acknowledges that Landlord's agents and employees have made no representations or promises with respect to the Leased Premises or the Building except as herein expressly set forth, and Tenant further acknowledges that no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as herein expressly set forth.

Y. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant's authority for entering into this Lease.

Z. In case it should be necessary or proper for Landlord to consult an attorney concerning this Lease (specifically for the review of instruments evidencing a proposed assignment, subletting or other transfer by Tenant submitted to Landlord for consent), Tenant agrees to pay to Landlord reasonable attorneys' fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action and such amount shall be included in any judgement rendered in such proceeding.

AA. Intentionally deleted.

BB. Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Leased Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

CC. If Tenant is composed of more than one (1) person or entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of rental and all other sums payable hereunder.

DD. Landlord shall have the right at any time to change the name or street address of the Building and to install and maintain a sign or signs on the interior or exterior of the Building.

EE. Any charges against Tenant by Landlord for services or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rental due and shall be included in any lien for rental.

FF. If at any time during the Term of this Lease a tax or excise on rental, a sales tax or other tax however described (except any inheritance, estate, gift, income or excess profit tax imposed upon Landlord) is levied or assessed against Landlord by any taxing authority having jurisdiction on account of Landlord's interest in this Lease, or the rentals or other charges payable hereunder, as a substitute in whole or in part for, or in addition to, the taxes described elsewhere in this Paragraph 33.FF., Tenant shall pay to Landlord as additional rental upon demand the amount of such tax or excise. In

the event that any such tax or excise is levied or assessed directly against Tenant, Tenant shall pay the same at such times and in such manner as such taxing authority shall require.

34. ENTIRE AGREEMENT AND BINDING EFFECT. This Lease and any contemporaneous work letter, addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in Paragraph 1.A. hereof.

Landlord:

DALLAS HIGH POINT CENTRE ASSOCIATES, LTD.,
a Texas limited partnership

By: Dallas High Point Centre Company, Inc.,
a Texas corporation, its general partner

By: ____________________

Name: M.T. Akhavizadeh

Title: President

Tenant:

ACES WIRED, INC.

By: ____________________

Name: Nicholas Holt

Title: ~~President~~ Chief Accounting Officer

EXHIBIT B

LAND

BEING a tract containing 6.199 acres, located in the J. D. HAMILTON SURVEY, ABSTRACT NO. 647, City of Dallas, Block No. 8409, DALLAS County, Texas, and being part of a 73.6157 acre tract of land conveyed to Vantage Properties, Incorporated by the Naomi Blewett Estate as recorded in Volume 83118, Page 6135, Deed Records, DALLAS County, Texas and being all of Lot 1, Block A/8409, HIGH POINT CENTRE, as recorded in Volume 84211, page 3071, Deed Records, DALLAS County, Texas, and being more particularly described as follows:

BEGINNING at an "X" cut in concrete for the Southeast corner of the said Lot 1, same being the intersection of the Westerly Right-of-Way of Greenville Avenue and the Northerly Right-of-Way of Markville Road (80 feet wide);

THENCE along the said Northerly Right-of-Way of Markville Road, the following two (2) courses:

Along the arc of a curve to the left, having a radial bearing of South 00 degrees 49 minutes 57 seconds East, a delta angle of 9 degrees 30 minutes 13 seconds, a radius of 1356.51 feet and an arc length of 225.00 feet to a found 5/8 inch iron rod;

Along the arc of a curve to the right, having a delta angle of 10 degrees 00 minutes 00 seconds, a radius of 1276.51 feet and an arc length of 222.79 feet to a found 5/8 inch iron rod;

THENCE along the Westerly line of the herein described tract, the following five (5) courses:

North 00 degrees 20 minutes 10 seconds West, 40.00 feet to a 5/8 inch iron rod found for corner;

Along the arc of a curve to the right, having a delta angle of 21 degrees 00 minutes 00 seconds, a radius of 430.00 feet and an arc length of 157.60 feet to a found 5/8 inch iron rod;

North 20 degrees 39 minutes 50 seconds East, 447.39 feet to a 5/8 inch iron rod found for corner;

Along the arc of a curve to the left, having a delta angle of 20 degrees 57 minutes 45 seconds, a radius of 500.00 feet and an arc length of 182.93 feet to a found 5/8 inch iron rod;

North 00 degrees 17 minutes 55 seconds West, 27.09 feet to a point on the Southerly Right-of-Way of Vantage Point Drive (80 feet wide), from said point a found 5/8 inch iron rod bears North 49 degrees 16 minutes 27 seconds East, 0.6 feet;

THENCE along said Southerly Right-of-Way, the following two (2) courses:

Along the arc of a curve to the right, having radial bearing of South 44 degrees 27 minutes 12 seconds West, a delta angle of 17 degrees 39 minutes 07 seconds, a radius of 469.91 feet, and an arc length of 144.77 feet to a found 5/8 inch iron rod;

Along the arc of a curve to the left, having a delta angle of 40 degrees 03 minutes 25 seconds, a radius of 558.47 feet, and an arc length of 390.44 feet to a found 5/8 inch iron rod;

THENCE in a Southeasterly direction and along the arc of said curve to the right, having a delta angle of 90 degrees 00 minutes 00 seconds, a radius of 20.00 feet, and an arc distance of 31.42 feet to a found 5/8 inch iron rod;

THENCE South 22 degrees 02 minutes 50 seconds West, along the Westerly Right-of-Way of Greenville Avenue, 408.34 feet to the POINT OF BEGINNING and CONTAINING 6.199 acres of land.

EXHIBIT C

RULES AND REGULATIONS

1. Tenant agrees to deposit a reasonable amount fixed by Landlord from time to time for each key issued by Landlord to Tenant for Tenant's offices, and upon termination of this Lease, Tenant agrees to return all keys to Landlord. Landlord shall refund any amount deposited upon return of all keys. Landlord agrees to provide Tenant, at no charge, two (2) keys for each lockset located within the Leased Premises.

2. Landlord shall provide and maintain in a conspicuous place in the Building an alphabetical directory board of the tenants. No other directories shall be permitted, unless previously consented to by Landlord in writing.

3. Tenant shall refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

4. Movement in and out of the Building of furniture, office equipment or other bulky materials, or movement through Building entrances or lobby, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance of any such movement. Such prearrangement initiated by Tenant shall include determination by Landlord, and subject to Landlord's decision and control, of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all such damage, injury or loss, including attorney's fees.

5. No signs, advertisements or notices shall be allowed in any form on windows or doors inside or outside the Leased Premises or any other part of the Building, and no signs except in uniform location and uniform styles fixed by Landlord shall be permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the Leased Premises. All signs shall be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant shall be billed and pay for such service accordingly upon demand. No nails, hooks or screws shall be driven or inserted in any part of the Building, except by the maintenance personnel of the Building, nor shall any part be defaced by tenants.

6. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's written approval. Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

7. No portion of the Leased Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not place, install or operate in the Leased Premises or in any other part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall be permitted, and shall not be required to obtain the prior written consent of Landlord, to install and operate a microwave oven, coffee maker, and a refrigerator and ice maker on the Leased Premises provided such installation and operation is done in accordance with the other terms and conditions of the Lease.

9. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or public rooms regardless of whether such loss occurs when any such area is locked against entry or not.

10. No birds or animals shall be brought into or kept in or about the Leased Premises or any other part of the Building.

11. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees or invitees. In the event any of Landlord's employees perform any such services, such employee shall be deemed to be the agent of any such tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

12. Landlord shall not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without written permission of Tenant, except employees, contractors or service personnel directly supervised by Landlord and employees of the United States Postal Service.

13. None of the entries, sidewalks, vestibules, elevator shafts, passages, doorways or hallways and similar areas shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into such areas, or such areas be used at any time for any purpose except for ingress or egress by Tenant, Tenant's agents, employees or invitees to and from the Leased Premises and for going from one to another part of the Building.

14. Tenant and Tenant's employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

15. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Leased Premises or to the Building by placing in or taking out any property of Tenant, or done by Tenant's property while in the Leased Premises or the Building, shall be repaired immediately at the sole expense of Tenant.

16. To insure orderly operation of the Building, no ice, minerals or other water, towels, newspapers, etc. shall be delivered to the Leased Premises except by persons approved by Landlord in advance in writing.

17. Should Tenant require telegraphic, telephonic, enunciator or other communication services, Landlord shall direct all service personnel where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without the prior written consent of Landlord.

18. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, or Tenant's agents or employees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

19. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants, or persons having business with them.

20. Landlord specifically reserves the right to refuse admittance to the Building from 6 p.m. to 7 a.m. daily, or on Sundays or on legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in Landlord's judgment, should be denied access to the premises. Landlord, for the protection of the tenants and their effects, may prescribe hours and intervals during the night, on Sundays and holidays, when all person entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance or departure in a register provided for that purpose by Landlord.

21. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in Landlord's judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, so long as such rules and regulations are uniformly enforced, which rules when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally prescribed.

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EXHIBIT D

LEASEHOLD IMPROVEMENTS

I. A. Landlord's designated space planner, FID, Inc. ("Architect"), has prepared and Tenant has approved, a space plan, including Tenant's requested improvements, as shown in Exhibit A, for the Leased Premises (the "Space Plan").

B. On or before September 15, 2006, Landlord's space planner, at Landlord's expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto as agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of tenant's improvements requested pursuant to the Space Plan (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets, and building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved Tenant shall provide Landlord and Landlord's space planner specific reasons for disapproval. The foregoing process shall continue until the construction plans are approved by Tenant; provided that if Tenant fails to respond in any five (5) business day period, Tenant shall be deemed to have approved the last submitted construction plans. If both Tenant and Landlord do not approve the construction plans in writing on or before September 18, 2006 for any reason whatsoever, Landlord may, at its sole option, terminate the Lease. If Landlord does not elect to so terminate, then each day after September 18, 2006, that the construction plans are not approved by Tenant shall constitute one (1) day of Tenant Delay (as defined in this Exhibit D).

C. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of Tenant's Improvements.

D. Landlord and Tenant must approve (which shall include deemed approval) construction plans in writing prior to the commencement of construction.

E. If any re-drawing or re-drafting of either the Space Plan or the Construction Plans is necessitated by Tenant's requested changes, the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work necessitated by such re-drawing or re-drafting will be charged to Tenant.

II. A. Landlord shall construct Tenant's Improvements as shown in the Construction Plans. Landlord shall provide an allowance (the "Allowance") in an amount not to exceed $4.00 per rentable square foot of space for the total cost of said construction that shall include the following:

- Landlord shall install electrical outlets at 3 locations in the open area to power Tenant's modular furniture.
- Landlord shall clean carpet throughout the Premises.
- Proprietor shall install carpet in 1 office in north side of Premises where VCT currently exists.
- Landlord shall demise the Premises to include the 5 offices formerly occupied by the Center Suites Executive Suite (includes the cased opening and door to this area).

Any and all costs associated with said construction in excess of the Allowance shall at Tenant's option be either (i) paid by Tenant to Landlord within thirty (30) days of the Commencement Date of the Lease or (ii) be amortized over the term of the Lease at an annual interest rate of ten percent (10%) and paid by Tenant to Landlord in monthly installments.

B. Within three (3) business days after approval of the Construction Plans by Landlord and Tenant (or re-approval after Tenant's modification of such Construction Plans, if applicable), Landlord will submit the Construction Plans to at least three (3) contractors in order to obtain a bid proposal to construct Tenant's Improvements and perform all work in connection therewith. The bid proposals will show the items of work and the cost of the Tenant's Improvements required by the Construction Plans.

III. A. Tenant hereby agrees to pay the costs of any changes in the work requested by Tenant after approval of the Construction Plan.

B. All sums due Landlord under Paragraphs II.A. and III.A. preceding shall be considered rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

IV. Delays in approval or preparation of plans or in the completion of construction of Tenant's Improvements caused by any of the following, together with any other delay described in the Lease or this Exhibit D as a Tenant delay, shall constitute "Tenant Delays":

A. Tenant's failure to furnish or approve or disapprove plans or information as and when required,

B. Tenant's request for work, materials, finishes or installations which are not locally available or Building standard or which are not generally provided by Landlord to other tenants of the Building,

C. Tenant's request for changes to the Space Plan or the Construction Plans,

D. Acts or omissions of Tenant, Tenant's Contractors or any person, firm or corporation employed by Tenant or Tenant's Contractors, or

E. Tenant's failure to timely comply with its obligations under Paragraph I hereof.

Landlord shall have no liability whatsoever with respect to Tenant Delays or delays in approval or preparation of plans or in the completion of construction of Tenant's Improvements caused by any reason whatsoever, including, without limitation, any act or omission of Landlord or Landlord's Contractors.

V. If Tenant should desire to enter the Leased Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

A. Tenant, its contractors, workmen, mechanics, or such others as may enter the Leased Premises (collectively, "Tenant's Contractors"), do not in any way disturb Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"). If entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; or

B. Tenant and Tenant's Contractors provide Landlord with sufficient evidence that each is covered under such Workmen's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes for action arising out of or in connection with work performed in the Leased Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's Building standard improvements or equipment, cabinets or fixtures not installed by Landlord.

VI. Landlord's representative for coordination of construction will be:

NAME: Tom Folse

ADDRESS: HIGH POINT CENTRE
12225 Greenville Avenue
LB 135
Dallas, Texas 75243

PHONE: (214) 699-0700

Tenant's representative for coordination of construction will be:

NAME: Nick Holt

ADDRESS:
11827 Judd Court
Dallas, TX 75243

PHONE: 972-234-5620

EXHIBIT E

Termination Option

1. Tenant has a one-time option to cause the Term of the Lease to terminate on the date (the "Termination Date") that is the last day of the Twenty First (21st) full calendar month after the Commencement Date. The termination option must be exercised, if at all, by Tenant's delivery to Landlord of written notice of termination not later than one hundred eighty (180) days prior to the Termination Date accompanied by good funds in the amount of $16,446.50.

2. If the termination option is not exercised in strict compliance with this Rider, the termination option will lapse. Once exercised, however, the termination option may not be revoked or otherwise canceled by Tenant.

3. If Tenant exercises this termination option, Tenant will (a) indemnify, defend, and hold Landlord harmless against any loss, liability, damages, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefore, based on termination of the Lease and asserted by any subtenant, assignee, or other party in possession of the Premises under Tenant, and (b) surrender possession of the Premises on the Termination Date in the condition required by the Lease at the expiration of the Term.

EXHIBIT H

JANITORIAL SPECIFICATIONS

A. GENERAL CLEANING - NIGHTLY:

1. Sweep all flooring using approved dust-down preparations; damp mop all flooring in entrance areas; hard surface floors will be mopped and dusted with treated dust mops.

2. Vacuum all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc. Carpeted corridors should be vacuumed nightly. All carpeted areas will be spot cleaned and extracted as required.

3. Sweep (or vacuum, if carpeted) all private stairways; wash as often as necessary.

4. Empty, clean, and damp dust all wastepaper baskets, ashtrays, receptacles, tar stains removed, etc. Wash and sanitize as necessary.

5. Clean all cigarette urns and replace sand or water as necessary (sand to be furnished by Contractor).

6. Remove wastepaper and materials to a designated area. Contractor to supply plastic bags for trash cans. Change plastic bags as required.

7. Dust and wipe clean all furniture, telephones and window sills with treated dust cloths (papers and folders on desks are not to be removed).

8. Clean all glass furniture tops; damp wipe and polish, if necessary.

9. Dust all chair rails, trim, etc.

10. Dust all baseboards, remove stains, if possible.

11. Wash, clean and sanitize all water fountains and coolers.

12. Keep locker and slop sink rooms cleans and in an orderly condition.

13. Keep service corridors on each floor, including lobby floor, in clean and orderly condition.

14. Keep electrical and telephone rooms in clean and orderly condition.

15. Check all corridors and elevator lobbies nightly for dirt or spots on carpet. Remove chemicals using an extraction method of carpet cleaning or other method as approved by Building Manager.

16. Clean all glass doors, walls, and window sills.

17. Dust and remove debris from all door thresholds.

18. Dust clothing closets, shelving and coat racks. Wipe, wash or polish as necessary.

19. Dust all vinyl, plastic or leather covered chairs. Wipe clean as necessary.

20. Close all exterior window drapes for uniformity. Report all inoperative pulls, cords, etc., to Property Manager. Dust window sills and frames.

21. Remove all finger prints, scuff marks, and chewing gum where ever found.

22. Wash glass partitions as necessary, walls and doors will be spot cleaned as well as glass in and beside doors.

B. REST ROOMS - NIGHTLY (Including all private executive rest rooms):

1. Sweep and wash all flooring with disinfectant germicidal solution. Wash, seal and buff floors as required.

2. Wash and polish all mirrors, powder shelves, bright work, enameled surfaces, etc., including, but not limited to, flushometers, piping and toilet seat hinges.

3. Wash and wipe dry both sides of all toilet seats.

4. Wipe clean all toilet tissue, soap, towel, and sanitary napkin dispensers and disposal units.

5. Wash all basins, bowls and urinals, and disinfect.

6. Wash clean all partitions, tile walls, enamel surfaces, dispensers and receptacles, using proper disinfectant. Remove graffiti from walls and partitions using approved chemical.

7. Empty and clean paper towel and sanitary napkin disposal receptacles.

8. Remove wastepaper and refuse to designated area.

9. Fill toilet tissue holders, soap dispensers, towel dispensers (use interlocking towels only) and sanitary napkin dispensers; fill sanitary napkins dispensers during business hours, as necessary upon notice from Tenant or Owner. do not stack toilet tissue or paper towels on dispensers or seat covers on counter tops. Contractor is to furnish toilet tissue, paper towels, hand soap, sanitary napkins, and sanitary bats (and toilet seat covers as required).

10. Lock all toilet tissue holders, paper towel and waste receptacles. Report all broken locks to the Building Management Office.

C. <u>ENTRANCE LOBBIES AND CORRIDORS - NIGHTLY</u>

1. Clean, sweep, mop and spray buff all flooring. Wash as needed.

2. Wash all rubber mats and vacuum carpet.

3. Clean all cigarette urns (and replace sand or water if required - sand to be furnished by Contractor). Wipe out with damp cloth and sanitize all cigarette urns.

4. Dust and rub down all ornamental metal doors.

5. Clean all glass doors, walls, window sills and/or mullions.

6. Dust and rub down mail chutes and mail depositories.

7. Rub down and wash metal and other high level bright work daily. Included but not limited to door frames, hardware, etc.

8. Wipe down, using soap and water or approved chemicals, all corridor, lobby and rest room walls are required. Wipe down and clean interior granite or marble walls twice daily.

9. Clean and dust directory boards.

10. Sweep and clean exit stairs and stairwells as necessary. Damp mop monthly or as required.

D. <u>HIGH DUSTING - OFFICE AREA:</u>

Do all high dusting at least once every three (3) months, which includes the following:

1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2. Dust all vertical surfaces such as walls, partitions, ventilating louvers, fresh air grills, structural and furniture ledges, tops of door frames, and others not reached in nightly cleaning (including air conditioning supply grills and return grills).

3. Dust exterior of all lighting fixtures.

4. Dust all overhead pipes, sprinklers, etc.

5. Dust all window frames.

6. Vacuum exterior window drapes and upholstered furniture.

E. <u>PERIODIC CLEANING - OFFICE AREA (Unless otherwise indicated):</u>

1. Wipe clean all interior metal as necessary.

2. Clean all interior glass (including partition glass as necessary).

3. Elevator, office and utility doors on all floors to be checked for general cleanliness as necessary, removing finger marks and Watco oil doors as required.

4. Dust all doors, louvers, and other ventilating louvers within reach weekly. Also mini-blinds in Tenant space.

5. Remove all finger marks, smudges and other marks from metal partitions and other surfaces as necessary.

6. On multiple and single Tenant floors, wash all stone, ceramic tile, marble and terrazzo flooring in elevators, foyers, and corridors weekly and wash/or wax all resilient flooring in elevators, foyers, and corridors weekly; the above mentioned to be damp mopped nightly.

7. On multiple and single Tenant floors, wash all elevator, stairway, office and utility doors as necessary, using clean water or approved cleanser.

8. On multiple and single Tenant floors, dust and clean electric fixtures and any other fittings in public corridors as necessary.

9. Wash and apply one coat of floor finish to resilient tile floors in demised premises once every four (4) weeks; buff after application of floor finish.

10. Wash with soap and water all (those without sand) ashtrays in elevator lobbies once a week.

11. Move and clean under desk pads. Also under and around desk.

F. REST ROOMS IN THE DEMISED PREMISED - PERIODIC CLEANING:

1. Machine scrub flooring at least once every two (2) weeks and as necessary.

2. Thoroughly clean, strip and reseal all ceramic tile floors every two (2) months using approved sealers.

3. Dust all lighting fixtures (exterior and interior) once a month.

4. Do all high dusting once a month.

5. Add water to floor drains as required at least once a week.

G. WINDOW, GLASS ENTRANCES - INTERIOR AND EXTERIOR:

1. Clean building entrance glass, floor to ceiling, once a week, all entrance areas. If window washing provided by sub-contractor, list name below:

   Upon completion of window washing, Contractor shall submit, with monthly invoice, a work order form for each cleaning signed by sub-contractor or authorized window cleaner to the management representative.

2. Clean glass in building directory daily.

H. SCHEDULE OF CLEANING:

All of the nightly cleaning services listed shall be performed five (5) days each week, Sunday through Thursday, exclusive only of the following holidays: New Year's Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and Memorial Day.

I. GENERAL:

Upon completion of the chores, all lights shall be turned off, windows closed, doors locked and offices, stores, and other areas left in neat and orderly condition.

J. MISCELLANEOUS:

1. Contractor shall supply competent supervisory personnel, proper cleaning materials, implements, machines and supplies for the satisfactory performance of all the services.

2. All personnel shall be covered by workman's compensation, public liability, property damage insurance and have bonded employees (a certificate of insurance will be furnished with bid).

3. Contractor shall make reasonable and prompt restitution, by cash, replacement or repairs, subject to Manager's approval covering any damage for which Contractor is liable.

4. Should any employee's work prove unsatisfactory, Manager shall inform Contractor that such employee's services are no longer desired on the premises, and the employee shall be immediately replaced.

5. At Manager's election, Manager may eliminate from contract the requirements that Contractor furnish office cleaning services to one or more of the floors of the buildings, on to any part of any such floor, upon not less than twenty-four (24) hours to Contractor. In the event of the elimination of such services with respect to one or more floors, the monthly and annual sums payable by Manager to Contractor under the contract shall be decreased, from and after the date of the elimination of such services with respect to part of any floor, the monthly and annual sums payable by Manager to Contractor hereunder shall be decreased in that proportion of the amounts in relation to the occupancy figures furnished.

6. Notwithstanding the elimination of office cleaning services with respect to any part floor, Contractor shall continue to clean and police the washrooms and lavatories contained on such part floor, and shall continue to clean all parts of the core of such part floor. Cleaning services to include stocking of supplies in the washrooms and lavatories at no additional charge.

7. Until the building is fully occupied, the annual sum required to be paid by Manager to Contractor under the contract shall abate proportionally and equitably on the basis of occupancy square footage and Manager shall pay only for those floors occupied by tenants and serviced by Contractor at the end of each month.

8. Manager is to designate entrance to be used by Contractor's employees for entrance to the building. Employees are not to sue any other entrance to the building at any time. Employees are to wear identification badges or other approved identification at all times while working in the building.

9. Contractor shall maintain a log book on the premises for recording anything unusual that comes to the attention of the Contractor's employees. A written daily and nightly report of cleaning, extra cleaning or anything of interest shall be delivered to Manager nightly. Any incidents such as water leaks, stopped up toilets or urinals, etc., will be reported to Management or Security immediately.

10. Local Contractor Management will call and/or come by the Building Management Office daily to receive and personally handle any Tenant complaints.

K. ENTRANCE, LOBBIES, AND CORRIDORS - PERIODIC CLEANING:

1. Dust lights, globes, and fixtures (exterior and interior) as often as necessary; wash such lights, globes and fixtures, including lenses and lamps, twice a year.

2. Polish wall marble and tile, if applicable, once a year.

3. Wash and clean interior and exterior of luminous ceilings to entrance lobby once a month.

4. Dust ceiling in lobby once a month.

5. Paver brick and Terrazzo floors on ground level is to be mopped nightly, and is to be spray waxed and buffed nightly.

6. Wipe down exterior metal work, marble, brick, glass, etc., of Building entrances as necessary.

L. ELEVATORS (Service to four passenger, one freight and three parking garage):

1. Wash and clean light diffuser grills and lamps in elevator cabs once a month. Wash and clean ceiling above light diffusers once a month.

2. All flooring shall be cleaned, waxed and buffed as required.

3. Carpet in the elevator cabs shall be vacuumed nightly and shampooed by extraction method as required but not less than once every three (3) months.

4. All stainless steel in cabs is to be wiped down and cleaned nightly with an approved stainless steel cleaner or polish. NOTE: Do not let cleaner get into elevator punch buttons.

5. All other interior surfaces to be cleaned nightly.

6. All elevator doors (exterior) on all floor lobbies are to be wiped down nightly.

7. Dust and rub down walls, metal work and saddles in elevator cabs. Remove dirt and debris from elevator tracks nightly.

8. Dust and rub down all elevator doors, bucks, and saddles. Clean elevator tracks nightly.

NOTE: When using passenger elevators to move cleaning equipment, only use elevators approved in advance by Building Management. All elevator floors should be properly covered prior to mop buckets, gondolas, etc., being rolled into the elevator cabs. Any damages to cabs by Contractor shall be repaired at Contractor's expense.

M. EXTERIOR STRUCTURE:

1. Nightly Services:

a. Police entry ways to Building. Sweep, clean and remove leaves, dirt, etc., at all entry ways.

b. Sweep accumulations of dirt, papers, and leaves in all corner areas where wind tends to cause a collection of this debris.

c. Spot clean all exterior glass at Building entrance.

d. Lift nap on all entry walk-off mats with a heavy bristle brush and vacuum.

e. Empty all waste receptacles and remove trash to designated trash areas.

f. Sweep sidewalk and steps (entry ways).

g. Hose down Building entrances (monthly) or as required.

h. Remove paper and trash from air intake openings.

i. Clean siamese connections, if applicable.

j. Clean sprinkler alarm bells, if applicable.

2. General Services:

a. The Contractor shall provide all equipment necessary for the cleaning of the Building in accordance with these specifications. This should include, but shall not be limited to, the following:

(1) Steam cleaning apparatus.

(2) Snow plows, shovels, ice melting pellets, etc., for snow removal.

(3) All scaffolding for high work.

EXHIBIT I

PERMITTED SUBSTANCES

1. 3M Graphic Fix Concentrate (Mix one (1) gallon Concentrate to three (3) gallons water) consisting of:

   a. Ammonium Thiosulfate
   b. Water
   c. Sodium Sulfite
   d. Acetic Acid
   e. Sodium Acid
   f. Boric Acid

2. 3M Rapid Process Developer (Mix one (1) gallon Developer to four (4) gallons water) consisting of:

   a. Potassium Metabisulfite
   b. Potassium Hydroxide
   c. Hydroquinone
   d. Diethanolamine
   e. Potassium Carbonate
   f. Lactic Acid
   g. Diethylenetriamine Pentaacetic Acid
   h. Potassium Bromide
   i. Ethanolamine

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